UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2025
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OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
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Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street
Evansville,	Indiana	47708
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (773) 765-7675
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(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	ONB	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	ONBPP	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	ONBPO	The NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Forward Sale Agreements

As previously reported on the Current Reports on Form 8-K filed on November 25, 2024 (the “November 25th Form 8-K”) and November 26, 2024 (the “November 26th Form 8-K”), on November 25, 2024, Old National Bancorp (the “Company”) entered into (i) an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative for the underwriters named therein (collectively, the “Underwriters”), Citibank, N.A., acting in its capacity as the forward purchaser (the “Forward Purchaser”), and Citigroup Global Markets Inc., acting in its capacity as the forward seller (the “Forward Seller”), relating to the registered public offering and sale by the Forward Seller of 19,047,619 shares of common stock, no par value, of the Company (“Company Common Stock”), and (ii) a forward sale agreement (the “Forward Sale Agreement”) with the Forward Purchaser relating to 19,047,619 shares of Company Common Stock. Pursuant to the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 2,857,143 shares of Company Common Stock.

On November 25, 2024, the Underwriters exercised in full their option to purchase the additional 2,857,143 shares of Company Common Stock pursuant to the Underwriting Agreement and, in connection therewith, the Company entered into an additional forward sale agreement (the “Additional Forward Sale Agreement”) with the Forward Purchaser relating to 2,857,143 shares of Company Common Stock, on terms essentially similar to those contained in the Forward Sale Agreement.

The Company physically settled in full the Forward Sale Agreement and the Additional Forward Sale Agreement on May 23, 2025 by delivering 21,904,762 shares of Company Common Stock to the Forward Purchaser. The Company received net proceeds from such sale of shares of Company Common Stock and full physical settlement of the Forward Sale Agreement and the Additional Forward Sale Agreement of approximately $443.2 million.

The descriptions of the Underwriting Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement set forth above do not purport to be complete and are qualified in their respective entireties by reference to the terms and conditions of the Underwriting Agreement and the Forward Sale Agreement, which are filed as Exhibits 1.1 and 10.4, respectively, to the November 25th Form 8-K, and the Additional Forward Sale Agreement, which is filed as Exhibit 10.1 to the November 26th Form 8-K, and, in each case, incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025

OLD NATIONAL BANCORP

By: /s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President,
Chief Legal Officer and Corporate Secretary

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